Filed Pursuant to Rule 424(b)(5)

Registration No. 333-250160

Prospectus Supplement

(To Prospectus dated June 23, 2021)

291,775 Shares of Common Stock

of

Shineco, Inc.

This prospectus supplement relates to the issuance and sale of 291,775 shares (the “Shares”) of common stock of Shineco, Inc. (the “Company” or “we”) to GHS Investments, LLC (“GHS”), under a purchase agreement entered into on December 6, 2021 (the “Purchase Agreement”). GHS is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Shares were sold at a per share price of $6.8546 for gross proceeds to the Company of approximately $2,000,000.

We have retained a financial advisor (the “Financial Advisor”) with respect to this offering. The Financial Advisor is not purchasing or selling any shares offered hereby, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but it has agreed to use its best efforts to arrange for the sale of all of the shares. We have agreed to pay the Financial Advisor a fee of $160,000. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding these arrangements.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SISI.” On December 3, 2021, the closing price of our common stock was $9.10 per share.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$6.8546	$2,000,000
Advisory fees	$0.5484	$160,000
Proceeds, before expenses, to us	$6.3062	$1,840,000

This prospectus is dated December 6, 2021

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities hereunder and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated June 23, 2021 included in the registration statement on Form S-3 (No. 333-250160), including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

●	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Hong Kong, Macau and Taiwan;

●	“common stock” refers to our common stock, par value US$0.001 per share;

●	“RMB” refers to the legal currency of China;

●	“U.S. dollars,” “US$” and “dollars” refers to the legal currency of the United States; and

●	“we,” “us,” “our company” or “our” refers to Shineco, Inc., its subsidiaries and its consolidated variable interest entities and their respective subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to domestic issuers. Accordingly, we are required to file reports, including annual reports on Form 10-K and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

Documents that we file with, or furnish to, the SEC are also available on the website maintained by the SEC (www.sec.gov). Our common stock is listed on the Nasdaq Capital Market. You can consult reports and other information about us that we filed pursuant to the rules.

This prospectus supplement is part of a registration statement we have filed with the SEC on Form S-3 on June 21, 2021. This prospectus supplement does not contain all the information set forth in the registration statement and the exhibits to the registration statement. For further information, we refer you to the registration statement and the exhibits and documents filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

(a)	our Annual Report on Form 10-K for the year ended June 30, 2021 filed with the SEC on September 30, 2021;

(b)	our Current Reports on Form 8-K filed with the SEC on October 15, 2021 and November 4, 2021, respectively;

(c)	our prospectus filed on December 9, 2020 pursuant to Rule 424(b)(5) (SEC File No. 333-221711), prospectus supplement filed on July 29, 2021 pursuant to Rule 424(b)(5) (SEC File No. 333-250160) and prospectus supplement filed on August 24, 2021 pursuant to Rule 424(b)(5) (SEC File No. 333-250160); and

(d)	the description of the common stock, $0.001 par value per share, contained in our registration statement on Form 8-A filed with the SEC on May 13, 2016 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

SHINECO, INC.

Room3310, North Tower, Zhengda Center,

No. 20, Jinhe East Road, Chaoyang District, Beijing

People’s Republic of China 100020

Tel: (+86) 10-59246103

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “is/are likely to,” “project” or “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The forward-looking statements included in this prospectus supplement, in the documents incorporated by reference herein and in any amendments to this prospectus supplement are subject to risks, uncertainties and assumptions about our company which are, in some cases, beyond our control and which could materially affect our results. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the documents incorporated by reference herein or in any accompanying prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section titled “Risk Factors” and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference in this prospectus supplement, before making an investment decision.

Company Overview

We are a Delaware holding company that uses our subsidiaries’ and variable interest entities’ (“VIEs”) vertically and horizontally integrated production, distribution, and sales channels to provide health and well-being focused plant-based products. Our products are only sold domestically in China. We utilize modern engineering technologies and biotechnologies to produce, among other products, organic agricultural produce, and specialized textiles. Our health and well-being focused plant-based products business is divided into two major segments:

Cultivating and selling bamboo willow trees and related products - This segment is conducted through our VIE, Yushe County Guangyuan Forest Development Co., Ltd., (“Guangyuan”). On June 8, 2021, in connection with a restructuring agreement, our subsidiary Beijing Tenet-Jove Technological Development Co., Ltd. entered into a series of contractual arrangements with Guangyuan and Guangyuan shareholders. Guangyuan is cultivating and selling bamboo willow trees and related products. The Company will control and receive the economic benefits of Guangyuan’s business operations through the contractual arrangements.

Cultivating and selling yew trees (taxus media) - We currently cultivate and sell yew trees mainly to corporate customers, but do not currently process yew trees into Chinese or Western medicines. This segment is conducted through our VIEs: Shineco Zhisheng (Beijing) Bio-Technology Co., Yantai Zhisheng International Freight Forwarding Co., Ltd, Yantai Zhisheng International Trade Co., Ltd, and Qingdao Zhihesheng Agricultural Produce Services, Ltd. This segment accounted for approximately 96% of our revenue for the year ended June 30, 2021.

Developing and distributing specialized fabrics, textiles, and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, grown in the Xinjiang region of China, and known in Chinese as “Luobuma” or “bluish dogbane” - Our Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material. This segment is channeled through our directly-owned subsidiary, Beijing Tenet-Jove Technological Development Co., Ltd., and its 90% subsidiary Tianjin Tenet Huatai Technological Development Co., Ltd. This segment accounted for approximately 4% of our revenue for the year ended June 30, 2021.

Our products are only sold domestically in China. From pharmaceuticals to medical products to general consumer health, we believe that China remains one of the world’s most attractive consumer markets. China’s domestic pharmaceutical and healthcare products market is fast-growing but, in our opinion, underdeveloped. We believe China’s healthcare sector has the capacity to develop even further. Driving this growth is China’s aging population, increased incidence of chronic diseases, and a material increase in investment from both domestic and foreign corporations. The growth also reflects the Chinese government’s focus on healthcare as both a social priority (as witnessed in its late 2000s healthcare reforms) and a strategic priority.

Corporate Information

Our principal executive offices are located at Room 3310, North Tower, Zhengda Center, No. 20, Jinhe East Road, Chaoyang District, Beijing, People’s Republic of China. Our telephone number is: (+86) 10-59246103.

S-6

COVID-19 Impact

The COVID-19 pandemic has resulted in the implementation of significant governmental measures, including temporary lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. In accordance with the epidemic control measures imposed by the local governments related to the COVID-19 pandemic, our offices and retail stores remained closed or had limited business operations after the Chinese New Year holiday until early April 2020. In addition, the COVID-19 pandemic had caused severe disruptions in transportation, limited access to our facilities and limited support from workforce employed in our operations, and as a result, we experienced delays or the inability to delivery our products to customers on a timely basis. Further, some of our customers or suppliers experienced financial distress, delayed or defaults on payment, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. Any decreased collectability of accounts receivable, delayed raw materials supply, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations. Wider-spread COVID-19 in China and globally could prolong the deterioration in economic conditions and could cause decreases in or delays in spending and reduce and/or negatively impact our short-term ability to grow our revenue.

Although we have used all reasonable efforts to adopt measures to overcome the adverse impact of the COVID-19 pandemic and resumed our normal business activities in early May 2020, the outbreak had a negative impact on our operation result during the year ending June 30, 2021. See our most recent Annual Report on Form 10-K that we have filed with the SEC on September 30, 2021, which are incorporated by reference into this prospectus. As of the date of this prospectus, the COVID-19 pandemic in China appears to be under relative control. While we expect this matter to negatively impact our business, results of operations, and financial position more than we initially anticipated, the related financial impact and the duration of the impact cannot be reasonably estimated at this time.

Recent Developments

Stock Purchase Agreement

On April 14, 2021, the Company entered into certain stock purchase agreements with certain investors (the “Purchasers”), pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, severally and not jointly, an aggregate of 3,872,194 shares of common stock of the Company (the “Shares”) in an aggregate amount of $11,005,204.40 (the “Offering”). The Shares to be issued in the Offering are not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S promulgated thereunder.

Restructuring Agreement, Termination Agreement and VIE Agreements

On June 8, 2021, Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”), a wholly-owned subsidiary of the Company, entered into a Restructuring Agreement (the “Restructuring Agreement”) with the Company’s VIE entity Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity”) and Ankang Longevity’s shareholders (“Ankang Shareholders”), Yushe County Guangyuan Forest Development Co., Ltd., a company incorporated under the laws of the PRC (“Guangyuan”); and Mr. Baolin Li, who is currently a minority shareholder of the Company and holds 90% of the equity interests in Guangyuan, and Ms. Yufeng Zhang, who holds 10% of the equity interests in Guangyuan (collectively, the “Guangyuan Shareholders”).

All parties agree to take certain actions, as described below, in furtherance of the restructuring:

● The Company will transfer all of its rights and interests in Ankang Longevity to the Guangyuan Shareholders in exchange for the control of 100% of equity interests and assets in Guangyuan;

● Tenet-Jove will enter a Termination Agreement with Ankang Longevity and the Ankang Shareholders; as a result, the Company, through Tenet-Jove, will release all equity interests in Ankang Longevity and release the Ankang Shareholders of their equity pledges.

● As a consideration to the Restructuring Agreement, Tenet-Jove will relinquish all of its rights and interests in Ankang Longevity and transfer those rights and interests to Guangyuan; and

● As a condition to closing, Guangyuan will enter into a series of agreements with Tenet-Jove.

On June 8, 2021, in connection with the Restructuring Agreement, Tenet-Jove entered into a Termination Agreement with Ankang Longevity and Ankang Shareholders, pursuant to which Tenet-Jove would no longer have the rights to control Ankang Longevity and receive economic benefits from assets and properties, revenue, and net income of Ankang Longevity. Furthermore, Tenet-Jove would release Ankang Shareholders of their equity pledges.

S-7

On June 8, 2021, in connection with the Restructuring Agreement, the Company, through Tenet-Jove, entered into a series of contractual arrangements with Guangyuan and the Guangyuan Shareholders, known as Guangyuan Variable Interest Entity Agreements (the “Guangyuan VIE Agreements”). Due, in part, to regulations on foreign ownership of businesses in the PRC, neither the Company nor its subsidiaries own any equity interests in Guangyuan. Instead, the Company will control and receive the economic benefits of Guangyuan’s business operations through the Guangyuan VIE Agreements.

The Guangyuan VIE Agreements include (a) Exclusive Business Cooperation Agreement, (b) Equity Interest Pledge Agreements, (c) Exclusive Option Agreements, and (d) Powers of Attorney with the Guangyuan Shareholders. As an overview, the Guangyuan VIE Agreements, in whole, are designed to allow the Company to manage the operations of Guangyuan and to receive 100% of the net income from Guangyuan. Furthermore, to secure the Company’s interest in Guangyuan, the Equity Interest Pledge Agreements, Exclusive Option Agreements, and Powers of Attorney are designed to allow the Company to step in and convert its contractual interests to equity interests in the event that the Company determines that doing so is warranted. The Guangyuan VIE Agreements will remain in effect until the Company, through Tenet-Jove, unilaterally terminates the agreements.

On August 16, 2021, Tenet-Jove completed the previously announced acquisition pursuant to the Restructuring Agreement. Pursuant to the terms of the Restructuring Agreement, (i) the Company transferred all of its rights and interests in Ankang Longevity to the Guangyuan Shareholders in exchange for the control of 100% of equity interests in Guangyuan, which composes of one group of similar identifiable assets; (ii) Tenet-Jove entered a Termination Agreement with Ankang Longevity and the Ankang Shareholders; (iii) as a consideration to the Restructuring Agreement and based on a valuation report on the equity interests of Guangyuan issued by an independent third party, Tenet-Jove relinquished all of its rights and interests in Ankang Longevity and transferred those rights and interests to the Guangyuan Shareholders; and (iv) Guangyuan and the Guangyuan Shareholders entered into a series of variable interest entity agreements with Tenet-Jove.

Departure of Directors and Certain Officers, Election of Directors and Certain Officers

On May 5, 2021, Mr. Guocong Zhou notified the Company of his resignation as Chief Executive Officer of the Company, effective May 5, 2021. On May 6, 2021, the Nominating Committee of the board of directors (the “Nominating Committee”) recommended, and the board of directors (the “Board”) appointed Ms. Ou Yang as Chief Executive Officer of the Company.

On May 20, 2021, Mr. Baolin Li and Mr. Ning Chen notified the Company of their resignation as directors of the Board, effective May 20, 2021. On May 24, 2021, the Nominating Committee recommended, and the Board elected, Ms. Minye Wang and Mr. Lei Gao as directors of the Board.

On July 7, 2021, the Board terminated Ms. Ou Yang as the Chief Executive Officer of the Company, effective immediately.

On July 14, 2021, stockholders representing more than 50% of the outstanding shares of the Company’s common stock entitled to vote in the election and removal of members of the Board (the “Voting Stockholders”) acted by written consent and voted to remove both Ms. Mingye Wang and Mr. Lei Gao as directors of the Board, effective immediately. On July 14, 2021, the Voting Stockholders delivered to the Company a Written Consent of the Stockholders by which such stockholders voted to elect Ms. Jennifer Zhan and Mr. Mike Zhao to serve as directors on the Board, effective July 14, 2021.

On July 15, 2021, the Board appointed Jennifer Zhan as the Chief Executive Officer, effective immediately.

Convertible Promissory Notes - Streeterville Capital, LLC

We issued convertible promissory notes (the “Notes”) to Streeterville Capital, LLC (“Noteholder”) in an aggregate principal amount of US$7,370,000 pursuant to a securities purchase agreement dated July 16, 2021 between us and Noteholder. We relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) of the Securities Act for purposes of such issuances. Pursuant to the terms of the securities purchase agreement, we registered the issuance of shares of common stock issuable upon the conversion of the Notes and interest accrued thereon in the amount of $7,500,000 in a prospectus supplement filed on July 29, 2021 pursuant to Rule 424(b)(5) (SEC File No. 333-250160).

We issued convertible promissory notes to Noteholder in an aggregate principal amount of US$10,520,000 pursuant to a securities purchase agreement dated August 19, 2021 between us and Noteholder. We relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) of the Securities Act for purposes of such issuances. Pursuant to the terms of the securities purchase agreement, we are hereby registering the issuance of shares of common stock issuable upon the conversion of the Note in the amount of $10,000,000.

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THE OFFERING

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	Shineco, Inc.

Common Stock offered	291,775 of shares of our common stock.

Common stock outstanding immediately before the offering	9,087,277 shares

Common Stock outstanding after the offering	9,379,052

Offering Price	$6.8546

Use of proceeds	We intend to use net proceeds of this offering to acquire certain biotech research companies as well as for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. You should read the description of risks set forth in the “Risk Factors” section of this prospectus supplement or incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq stock symbol	Our common stock is currently listed on The Nasdaq Capital Market under the symbol “SISI”.

The number of shares of common stock outstanding before this offering is based on 9,087,277 shares of our common stock outstanding as of December 3, 2021. Unless we specifically state otherwise, the share information in this prospectus supplement excludes:

●	shares of common stock issuable upon conversion of convertible notes in the aggregate amount of approximately $14,300,000 (net of debt discount) as of December 3, 2021, which are convertible into shares of common stock at variable conversion prices .

Purchase Agreement with GHS Investments, LLC

On December 6, 2021, we entered into the Purchase Agreement with GHS, which provides that, upon the terms and subject to the conditions and limitations set forth therein, pursuant to which we will sell the purchaser 291,775 of shares of our common stock at a per share price of $6.8546 for total gross proceeds of $2,000,000.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is incorporated by reference into this prospectus supplement.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the common stock. In addition, you should carefully consider the matters discussed under “Risk Factors” in our annual report on Form 10-K which is incorporated by reference into this prospectus supplement. Any of the following risks and the risks described in the annual report, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Restructuring and Operation

In connection with a restructuring agreement, we recently terminated our VIE arrangement with Ankang Longevity and entered into a series of contractual arrangements with Guangyuan. The restructuring could cause decrease of our revenues and unpredictability in our business integration.

On June 8, 2021, in connection with the Restructuring Agreement, the Company, through Tenet-Jove, relinquished all of its rights and interests in Ankang Longevity and transferred those rights and interests to Guangyuan. On August 16, 2021, Tenet-Jove completed the previously announced acquisition pursuant to the Restructuring Agreement. As a result, Ankang Longevity’s operation is no longer part of our business segments. We are in the process of integrating Guangyuan’s tree cultivating business. The restructuring could cause decrease of our revenues and unpredictability in our business integration.

We do not have direct ownership of our operating entities in China, but have control rights and the rights to the assets, property, and revenue of Zhisheng Group and Guangyuan through VIE Agreements, which may not be effective in providing control over Zhisheng Group and Guangyuan.

We do not have direct ownership of our operating entities in China, but have control rights and the rights to the assets, property, and revenue of Zhisheng Group and Guangyuan, our VIEs, through VIE Agreements. All of our current revenue and net income is derived from our VIEs in China. To comply with PRC laws and regulations, we rely on VIE Agreements with Zhisheng Group and Guangyuan to control and operate their business. However, these VIE Agreements may not be effective from PRC laws in providing us with the necessary control over our VIEs and their operations. Any deficiency in these VIE Agreements may result in our loss of control over the management and operations of our VIEs, which will result in a significant loss in the value of an investment in our company.

Because we are a holding company and conduct our business through our VIEs in China, if we fail to comply with applicable PRC law, we could be subject to severe penalties and our business could be adversely affected.

We are holding company and operate our business through our VIEs in China through VIE Agreements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of our VEIs are treated as our assets and liabilities and the results of operations of our VIEs are treated in all respects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the VIE Agreements between Tenet-Jove and our VIEs.

The Provisions Regarding Mergers and Acquisitions of Domestic Projects by Foreign Investors (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

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If Tenet-Jove, our VIEs, or their ownership structure or the VIE Agreements are determined to be in violation of any existing or future PRC laws, rules or regulations, or Tenet-Jove or our VIEs fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of Tenet-Jove or our VIEs;

●	discontinuing or restricting the operations of Tenet-Jove or our VIEs;

●	imposing conditions or requirements with which we, Tenet-Jove or our VIEs may not be able to comply;

●	requiring us, Tenet-Jove or our VIEs to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our common stock in the equity of our VIEs;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; and

●	imposing fines.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and VIE Agreements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our VIE Agreements will become invalid or unenforceable, and our VIEs will not be treated as a VIE entity and we will not be entitled to treat our VIEs’ assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, revenue and net income of our VIEs from our balance sheet, which would most likely require us to cease conducting our business and would result in the delisting of our common stock from Nasdaq Capital Market and a significant impairment in the market value of our common stock.

We may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC.

As all of our VIE Agreements with our VIEs are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these VIE Agreements. Furthermore, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over our VIEs, and our ability to conduct our business may be materially and adversely affected.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us.

Risks Related to Our Common Stock and This Offering

We will have broad discretion in the use of the net proceeds from this offering and we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering to acquire certain selected biotech research companies, as well as for working capital and general corporate purposes. See “Use of Proceeds.” However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding as of September 30, 2021. Assuming that we sell an aggregate of 291,775 shares of our common stock for aggregate gross proceeds of $2,000,000 and after deducting estimated advisory fees payable by us (before deducting the expenses), you will experience immediate dilution of approximately $2.06 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of September 30, 2021 after giving effect to this offering and the assumed effective offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

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USE OF PROCEEDS

Pursuant to the Purchase Agreement we will sell 291,775 shares of our common stock at a per share price of $6.8546 for aggregate gross sales proceeds of $2,000,000 from time to time under this prospectus supplement. We estimate that our net proceeds, assuming we sell the maximum offering amount, after deducting the advisory fees and expenses payable by us, will be approximately $1.77 million.

We currently intend to use the net proceeds from this offering to accelerate and fund our acquisitions of certain selected biotech research companies, as well as for working capital and general corporate purposes.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

We will bear all other costs, fees and expenses incurred in connection with the registration of the securities covered by this prospectus supplement. These may include, without limitation, SEC filing fees, Nasdaq listing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses.

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DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of September 30, 2021.

Our historical net tangible book value at September 30, 2021 was approximately $ 37,033,142 , or $ 4.18 per share .

After giving effect to the sale of the assumed 291,775 shares of our common stock for aggregate gross proceeds of $2,000,000 (assuming the sale of the maximum offering amount, and based on the purchase price per share of $6.8546) in this offering, and after deducting estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2021 would have been approximately $ 38,873,142, or approximately $4.25 per share of our common stock. This represents an immediate increase in net tangible book value of $0.07 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $2.06 per share of our common stock to new investors. The following table illustrates per share dilution:

Assumed effective offering price per share	$6.854
Net tangible book value per share as of September 30, 2021	$4.18
Increase in net tangible book value per share attributable to this offering	$0.07
Pro forma net tangible book value per share as of September 30, 2021, after giving effect to this offering	$4.25
Dilution per share to new investors purchasing shares in this offering	$2.06

The table above assumes for illustrative purposes that we sold an aggregate of 291,775 shares of common stock for aggregate gross proceeds of $2,000,000. The shares sold in this offering may be sold from time to time at various prices. This information is supplied for illustrative purposes only.

The information above is based on 8,856,231 shares of our common stock issued and outstanding as of September 30, 2021, and excludes, as of that date:

●	shares of common stock issuable upon conversion of convertible notes in the aggregate amount of approximately $16,150,000 (net of debt discount) as of September 30, 2021 which were convertible into shares of common stock at variable conversion prices.

To the extent that we issue other shares, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or debt securities, the issuance of those securities could result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2021. Such information is set forth:

●	on an actual basis; and
●	on a pro forma basis to give effect to the sale of 291,775 shares of our common stock at a per share price of $6.8546.

You should read this table together with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	September 30, 2021
	(unaudited)
	Actual	Pro Forma

Cash and cash equivalents	$18,230,073	$20,070,073

Total liabilities	31,612,254	31,612,254
Stockholders’ equity:
Common Stock, par value $0.001 per share; 100,000,000 shares authorized; 8,856,231 shares issued and outstanding, actual; 9,148,006 shares issued and outstanding, pro forma assuming the sale of 291,775 shares of our common stock;	8,856	9,148
Additional paid-in capital	45,316,083	47,155,791
Accumulated other comprehensive income (loss)	(752,440)	(752,440)
Total stockholder’s equity of Shineco, Inc.	$37,033,142	$38,713,142

The information above is based on our balance sheet as of September 30, 2021, and excludes, as of that date:

●

shares of common stock issuable upon conversion of convertible notes in the aggregate amount of approximately $16,150,000 (net of debt discount) as of September 30, 2021, which were convertible into shares of common stock at variable conversion prices.

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PLAN OF DISTRIBUTION

We are filing this prospectus supplement to cover the offer and sale of 291,775 shares of our common stock, to GHS subject to the conditions and limitations in the Purchase Agreement.

We entered into the Purchase Agreement with GHS on December 6, 2021. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, GHS is committed to purchase an aggregate of 291,775 shares of common stock at a per share price of $6.8546 for gross proceeds of $2,000,000. See “The Offering—Purchase Agreement with GHS Investments, LLC.” GHS is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We will pay a financial advisor (the “Financial Advisor”) $160,000 from the gross proceeds we receive from sales of our common stock to GHS under the Purchase Agreement.

We estimate our total expenses for this offering will be approximately $230,000.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

We will bear all fees and expenses incident to our obligation to register the shares purchased pursuant to the Purchase Agreement. We will pay all costs, fees and expenses incurred in connection with the registration of the shares of our common stock offered herein, including, without limitation, all SEC filing fees, Nasdaq listing fees, fees and expenses of our counsel and accountants, blue sky fees and expenses.

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LEGAL MATTERS

Sichenzia Ross Ference LLP, New York, New York, will pass upon the validity of the securities offered by this prospectus supplement.

EXPERTS

Centurion ZD CPA & Co. (“CZD”), an independent registered public accounting firm, audited our financial statements included in our Annual Report on Form 10-K for the fiscal years ended June 30, 2021 and 2020, as set forth in their report included therein, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on CZD’s report, given on their authority as experts in accounting and auditing.

S-15

PROSPECTUS

$25,000,000

Shineco, Inc.

Common Stock

Preferred Stock

Warrants Rights

Debt Securities Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $25,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TYHT.” On June 18, 2021, the closing price of our common stock was $6.6 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

As of June 21, 2021, the aggregate market value of our outstanding common stock held by non-affiliates is $106.0 million, based on 7,881,482 shares of outstanding common stock, of which approximately 5,702,909 shares are held by non-affiliates, and a per share price of $18.58 based on the closing sale price of our common stock on May 14, 2021. We have offered securities with an aggregate market value of $1,651,377 pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 5, in addition to risk factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters, or dealers only with the delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated June 23, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $25,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain

U.S. federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find Additional Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Shineco,” or the “Company” in this prospectus mean Shineco, Inc., a Delaware corporation, on a consolidated basis with its wholly-owned subsidiaries and variable interest entities, as applicable.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets, or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates, and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates, and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

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ABOUT SHINECO

Overview

We are a Delaware holding company that uses our subsidiaries’ and variable interest entities’ (“VIEs”) vertically and horizontally integrated production, distribution, and sales channels to provide health and well-being focused plant-based products. Our products are only sold domestically in China. We utilize modern engineering technologies and biotechnologies to produce, among other products, Chinese herbal medicines, organic agricultural produce, and specialized textiles. Our health and well-being focused plant-based products business is divided into three major segments:

Processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products - This segment is conducted through our VIE, Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”), which operates 66 cooperative retail pharmacies throughout Ankang, a city in southern Shaanxi province, China, through which we sell, directly to individual customers, traditional Chinese medicinal products produced by us as well as by third parties. Ankang Longevity Group also owns a factory specializing in decoction, which is the process by which solid materials are heated or boiled in order to extract liquids, and distributes decoction products to wholesalers and pharmaceutical companies around China. This segment accounted for approximately 56% of our revenue for the year ended June 30, 2020.

Cultivating and selling yew trees (taxus media) - We currently cultivate and sell yew trees mainly to corporate customers, but do not currently process yew trees into Chinese or Western medicines. This segment is conducted through our VIEs: Shineco Zhisheng (Beijing) Bio-Technology Co., Yantai Zhisheng International Freight Forwarding Co., Ltd, Yantai Zhisheng International Trade Co., Ltd, and Qingdao Zhihesheng Agricultural Produce Services, Ltd. This segment accounted for approximately 43% of our revenue for the year ended June 30, 2020.

Developing and distributing specialized fabrics, textiles, and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, grown in the Xinjiang region of China, and known in Chinese as “Luobuma” or “bluish dogbane” - Our Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material. This segment is channeled through our directly-owned subsidiary, Beijing Tenet-Jove Technological Development Co., Ltd., and its 90% subsidiary Tianjin Tenet Huatai Technological Development Co., Ltd. This segment accounted for approximately 1% of our revenue for the year ended June 30, 2020.

Our products are only sold domestically in China. From pharmaceuticals to medical products to general consumer health, we believe that China remains among the world’s most attractive markets. China’s domestic pharmaceutical and healthcare products market is fast-growing but, in our opinion, underdeveloped. We believe China’s healthcare sector has the capacity to develop even further. Driving this growth is China’s aging population, increased incidence of chronic diseases, and a material increase in investment from both domestic and foreign corporations. The growth also reflects the Chinese government’s focus on healthcare as both a social priority (as witnessed in its late 2000s healthcare reforms) and a strategic priority (as evidenced in the 12th five-year plan’s stated focus on growing the biomedical industry in the future).

Our principal executive offices are located at Room 3310, North Tower, Zhengda Center, No. 20, Jinhe East Road, Chaoyang District, Beijing, People’s Republic of China. Our telephone number is: (+86) 10-59246103

COVID-19 Impact

The COVID-19 pandemic has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. In accordance with the epidemic control measures imposed by the local governments related to the COVID-19 pandemic, our offices and retail stores remained closed or had limited business operations after the Chinese New Year holiday until early April 2020. In addition, the COVID-19 pandemic had caused severe disruptions in transportation, limited access to our facilities and limited support from workforce employed in our operations, and as a result, we experienced delays or the inability to delivery our products to customers on a timely basis. Further, some of our customers or suppliers experienced financial distress, delayed or defaults on payment, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. Any decreased collectability of accounts receivable, delayed raw materials supply, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations. Wider-spread COVID-19 in China and globally could prolong the deterioration in economic conditions and could cause decreases in or delays in spending and reduce and/or negatively impact our short-term ability to grow our revenue.

Although we have used all reasonable efforts to adopt measures to overcome the adverse impact of the COVID-19 pandemic and resumed our normal business activities in early May 2020, the outbreak had a negative impact on our operation result during the year ending June 30, 2021. See our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. As of the date of this prospectus, the COVID-19 pandemic in China appears to be under relative control. While we expect this matter to negatively impact our business, results of operations, and financial position more than we initially anticipated, the related financial impact and the duration of the impact cannot be reasonably estimated at this time.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties, and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations, and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find Additional Information.”

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including for general working capital purposes, which may include the repayment of outstanding debt.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation, as amended, by our amended and restated bylaws, and by the applicable provisions of Delaware law.

Our authorized capital stock consists of 105,000,000 shares of common stock, par value $0.001 per share, consisting of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

We, directly or through agents, dealers, or underwriters designated from time to time, may offer, issue, and sell, together or separately, up to $25,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures, or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities, or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock, or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, the preferred stock, the common stock, and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of June 21, 2021, there were 7,881,482 shares of our common stock issued and outstanding, held of record by approximately 187 stockholders. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Subject to preferential rights with respect to any future outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. Pursuant to Section 281 of Delaware General Corporation Law, in the event of our dissolution, the holders of common stock are entitled to the remaining assets after payment of all liabilities of the company.

Our common stock has no preemptive or conversion rights or other subscription rights. The common stock has no cumulative voting rights, including with respect to the election of directors.

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Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 5,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, no shares of preferred stock were designated or issued and outstanding. Our board may fix the rights, preferences, privileges, and restrictions of our authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our common stock or any series of preferred stock;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

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●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt, or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of Indenture and the form of each Indenture agreement, if any, relating to Indentures offered under this prospectus.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the securities of a series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency, or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a board resolution, a supplemental Indenture hereto, or an officers’ certificate as defined in the form of indenture.

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We covenant in the form of indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture. Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or our subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated, or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

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●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula, or other method, such as one or more currencies, commodities, equity indices, or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange, or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities, if any;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay, or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay, or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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●	any deletions from, modifications of, or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem stock, or sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock, or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge, and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies, or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

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Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index, or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices, or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock, or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock, or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount, and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

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●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

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Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under the description of “Common Stock,” “Preferred Stock,” and “Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Anti-Takeover Provisions of the Delaware Law and Our Governing Documents

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

●	prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

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●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees, or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203 of the DGCL) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three-year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter, or prevent a merger, change of control, or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, Fl. 33764, and its telephone number is (303) 662-1112.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “TYHT.”

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending, or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers.

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Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization, and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Hunter Taubman Fischer & Li LLC. The legality of the securities for any underwriters, dealers, or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

Centurion ZD CPA & Co. (“CZD”), an independent registered public accounting firm, audited our financial statements included in our Annual Report on Form 10-K for the fiscal years ended June 30, 2020 and 2019, as set forth in their report included therein, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on CZD’s report, given on their authority as experts in accounting and auditing.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, in our Current Reports on Form 8-K filed under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since June 30, 2020.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov; you can also find our filings on our company website: http://www.tianyiluobuma.com/index.php/English/Touzi/index/id/34.html. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	our Annual Report on Form 10-K for the year ended June 30, 2020;

(b)	our Quarterly Reports on Form 10-Q for the periods ended September 30, 2020, December 31, 2020, and March 31, 2021, respectively;

(c)	our Definitive Information Statement on Schedule 14C filed on April 30, 2021;

(d)	our Definitive Proxy Statement on Schedule 14A filed on May 10, 2021 and Definitive Additional Materials on Schedule 14A filed on May 27, 2021;

(e)	our Current Reports on Form 8-K filed on July 14, 2020, August 7, 2020, August 14, 2020, August 31, 2020, December 15, 2020, April 19, 2021, May 7, 2021, May 26, 2021, June 1, 2021, and June 21, 2021, respectively;

(f)	our prospectus filed on December 9, 2020 pursuant to Rule 424(b)(5) (SEC File No. 333-221711); and

(g)	the description of the common stock, $0.001 par value per share, contained in our registration statement on Form 8-A filed with the Commission on May 13, 2016 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the SEC and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits, unless the exhibits are specifically incorporated), at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

SHINECO, INC.

Room 3310, North Tower, Zhengda

Center, No. 20, Jinhe East Road,

Chaoyang District, Beijing, People’s

Republic of China Attn: Mr. Yuying

Zhang

(+86) 10-59246103

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Shineco, Inc.

291,775 Shares of Common Stock

of

Shineco, Inc.

PROSPECTUS SUPPLEMENT

December 6, 2021